Exhibit 23.1

SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
11300 ROCKVILLE PIKE, SUITE 800

ROCKVILLE, MARYLAND 20852

Consent of Independent Certified Public Accountants

                  As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and to the incorporation of our report dated November 30, 2000 in this Registration Statement (Form SB-2) and related prospectus of Uranium Strategies, Inc.

/s/ Simon Krowitz Bolin & Associates P.A.
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Simon Krowitz Bolin & Associates P.A.


December 29, 2000